ITEM 77Q(c) - COPIES OF NEW OR AMENDED
REGISTRANT INVESTMENT ADVISORY
CONTRACTS

SUBADVISORY AGREEMENT
	This Subadvisory Agreement (this
"Agreement") is entered into as of October 17, 2016, among Federated Investment Management
Company, a Delaware statutory trust (the
"Adviser"), Federated Project and Trade Finance
Tender Fund (the "Fund"), a Delaware statutory trust, and Federated Investors (UK) LLP, a limited liability partnership established under the laws of England and Wales with registration number
OC327292 ("Subadviser").
	WHEREAS, the Fund is a management
investment company registered under the
Investment Company Act of 1940, as amended (the
"1940 Act");
	WHEREAS, the Fund has entered into an
Investment Advisory Contract, dated October 1,
2016, with Adviser (as may be amended and supplemented from time-to-time, the "Advisory
Contract"), pursuant to which Adviser has agreed to provide certain investment management services to the Fund, a copy of which has been provided to the Subadviser;
	WHEREAS, pursuant to the authority
granted to the Adviser in the Advisory Contract, Adviser desires to retain Subadviser to furnish investment advisory services to the Fund, and Subadviser is willing to furnish such services to the Fund in such capacity; and
	WHEREAS, the trustees of the Fund (the
"Trustees"), including a majority of the Trustees who are not "interested persons" (as such term is defined below) of any party to this Agreement, have each consented to such an arrangement;
	NOW, THEREFORE, in consideration of
the mutual covenants contained herein, the parties agree as follows:

SECTION 1.	APPOINTMENT OF
SUBADVISER; COMPENSATION
SECTION 1.1.	APPOINTMENT AS
SUBADVISER.
	Subject to and in accordance with the
provisions hereof, Adviser hereby appoints
Subadviser as a discretionary investment subadviser
to perform the various investment advisory and
other services to the Fund set forth herein and in the
Fund's registration statement, as amended (the
"Registration Statement") and, subject to the
restrictions set forth herein, hereby delegates to
Subadviser the authority vested in Adviser pursuant
to the Advisory Contract to the extent necessary to
enable Subadviser to perform its obligations under
this Agreement.  For purposes of this Agreement,
"Affiliates" shall mean Subadviser and any
subsidiary, holding company or member of the
Subadviser, and any investment fund or other
collective investment scheme (of any nature) for
which any of the foregoing shall act as investment
adviser or investment manager.
SECTION 1.2.	SCOPE OF INVESTMENT
AUTHORITY
(a)	Subject to the supervision of the
board of Trustees (the "Board") and
Adviser, Subadviser will manage the
investments and determine the composition
of the assets of the Fund on a discretionary
basis and provide the services under this
Agreement in accordance with the Fund's
investment objective or objectives, policies,
and restrictions as stated in the Registration
Statement, copies of which shall be sent to
Subadviser by the Adviser prior to the
commencement of this Agreement and
promptly following any amendment. In the
event Adviser determines that Subadviser is
unable to fulfill its responsibilities under this
Agreement by any event or circumstance,
including, but not limited to, a result of force
majeure, loss of regulatory permission and
loss of key personnel, subject to approval of
the Board and notice to Subadviser, the
Adviser or any if its affiliates reserves the
right and retains its complete authority
immediately to assume direct responsibility
for any function delegated to Subadviser
under this Agreement. For the avoidance of
doubt nothing in this clause restricts Adviser
from exercising its complete authority to
assume direct responsibility for any function
delegated to Subadviser.
(b)	The parties agree that, for so long as
this Agreement shall remain in effect,
Subadviser shall exercise discretionary
investment authority over the manner in
which the Fund's assets are invested without
obtaining any further approval or consent
from the Board or Adviser; provided that the
Board and Adviser shall at all times have the
right to monitor the Fund's investment
activities and performance, and to require
Subadviser to make reports and give
explanations as to the manner in which the
Fund's assets are being invested.
(c)	Adviser shall notify Subadviser from
time to time of the institutions which shall
hold the Fund's cash and assets and act as
custodian or sub-custodian (collectively the
"custodians(s)").  Adviser understands and
acknowledges that (i)  Subadviser shall at no
time have custody or physical control of the
assets of the Fund, (ii)  Subadviser shall give
instructions to the custodian(s), in writing or
orally, and (iii)  Adviser shall instruct the
custodian to provide Subadviser with such
periodic reports concerning the status of the
Fund as Subadviser may reasonably request
from time to time.  Adviser will not change
the custodian(s) without giving Subadviser
reasonable prior notice of its intention to do
so together with the name and other relevant
information with respect to the new
custodian(s).
(d)	The parties agree that, upon receipt
of instructions from Subadviser, Adviser shall be responsible for placing orders or otherwise communicating trade instructions with brokers and counterparties on behalf of the Fund. Notwithstanding the foregoing,
Subadviser may place orders and
communicate trade instructions with brokers or counterparties upon request of Adviser.


SECTION 1.3.	GOVERNING
DOCUMENTS.
	Adviser will provide Subadviser with copies
of (i) the Fund's Agreement and Declaration of
Trust and By-laws, as currently in effect, (ii) the
Fund's current Registration Statement and any
amendments thereto, and (iii) any instructions,
investment policies or other restrictions adopted by
the Trustees or Adviser supplemental thereto.
Adviser will provide Subadviser with such further
documentation and information concerning the
investment objectives, policies and restrictions
applicable to the Fund as Subadviser may from time
to time reasonably request or as may be required in
order to fulfill its duties and obligations hereunder.
SECTION 1.4.	COMPENSATION.
	Adviser shall compensate Subadviser for the
services it performs on behalf of the Fund in
accordance with the terms set forth in Appendix A
to this Agreement.  Subadviser's fee shall be paid
monthly and, within fifteen business days of the end
of each calendar month, Adviser shall transmit to
Subadviser the fee for such month.  Payment shall
be made in U.S. dollars and sent by federal funds
wired to a bank account designated by Subadviser.
If this Agreement becomes effective or terminates
before the end of any month, the fee (if any) for the
period from the effective date to the end of such
month or from the beginning of such month to the
date of termination, as the case may be, shall be
prorated according to the proportion which such
period bears to the full month in which such
effectiveness or termination occurs.  Subadviser
agrees to look exclusively to Adviser, and not to
any assets of the Fund, for the payment of
Subadviser's fees arising under this section.
SECTION 1.5.	COSTS AND EXPENSES.
Subject to Section 2.3 herein, Subadviser shall be
entitled to prompt reimbursement from Fund or
Adviser for all out-of-pocket expenses incurred in
connection with the performance of its obligations
hereunder, to the extent Subadviser incurs any costs
by assuming expenses which are an obligation of
the Fund or Adviser, except to the extent
Subadviser has otherwise agreed to bear such
expenses.  Subadviser shall not cause the Fund or
Adviser to incur any expenses, other than those
reasonably necessary for Subadviser to fulfill its
obligations under this Agreement, unless
Subadviser has first notified Adviser of its intention
to do so.
SECTION 2.	SERVICES TO BE
PERFORMED BY SUBADVISER
SECTION 2.1.	INVESTMENT ADVISORY
SERVICES.
(a)	In fulfilling its obligations under this
Agreement, Subadviser will:
(i)	obtain and evaluate pertinent
economic, statistical, financial and
other information affecting
individual companies or industries
the securities of which are included
in the Fund's portfolio or are under
consideration for inclusion in the
Fund's portfolio;
(ii)	formulate and implement a
continuous investment program for
the Fund consistent with
Subadviser's investment strategy and
the specific investment objectives
and related investment policies for
the Fund as described in the
Registration Statement;
(iii)	take whatever steps
Subadviser deems necessary or
advisable in order to implement this
investment program by the purchase
and sale of securities including, at
the request of  Adviser, the placing
of orders for such purchases and
sales;
(iv)	review and negotiate all
securities documentation, and assist
in the development of investment
processes with Adviser regarding the
operational flows and evaluation of
investment opportunities;
(v)	regularly report to the
Adviser and the Trustees with
respect to the implementation of this
investment program; and
(vi)	provide assistance to the
Adviser and Fund's custodian
regarding the fair value of securities
held by the Fund for which market
quotations are not readily available.

(b)	As set forth in Section 2.1(a)(iii)
above, and to the extent Adviser requests
that Subadviser execute trades on behalf of
the Fund, Subadviser shall be permitted to
place all orders for the purchase and sale of
securities for the Fund's accounts with
brokers and dealers selected by Subadviser.
Such brokers and dealers may include
brokers or dealers that are "affiliated
persons" (as such term is defined in the
1940 Act) of the Fund, Adviser or
Subadviser, provided that Subadviser shall
only place orders on behalf of the Fund with
such affiliated persons in accordance with
procedures adopted by the Trustees pursuant
to Rule 17e-1 or as otherwise permitted
under Section 17(e) of the 1940 Act.
Subadviser shall use its best efforts to seek
to execute portfolio transactions at prices
that are advantageous to the Fund and at
commission rates, if applicable, that are
reasonable in relation to the benefits
received.  In selecting brokers or dealers
qualified to execute a particular transaction,
brokers or dealers may be selected who also
provide brokerage and research services (as
those terms are defined in Section 28(e) of
the Securities Exchange Act of 1934) to the
Fund and/or other accounts over which
Subadviser or its Affiliates or affiliated
persons exercise investment discretion or to
which Subadviser or its Affiliates or
affiliated persons provide investment advice.
To the extent (if at all) the rules of the
Handbook of Rules and Guidance published
by the UK Financial Conduct Authority (the
"FCA") in force from time to time (the
"FCA Rules") are applicable to Subadviser,
this Agreement and the services rendered by
Subadviser under this Agreement, and, if so
applicable, to the extent (if at all) permitted
by such FCA Rules, Subadviser is
authorized to pay a broker or dealer who
provided such brokerage and research
services a commission for executing a
portfolio transaction for the Fund which is in
excess of the amount of commission another
broker or dealer would have charged for
effecting that transaction if Subadviser
determines in good faith that such amount of
commission is reasonable in relation to the
value of the brokerage and research services
provided by such broker or dealer.  This
determination may be viewed in terms of
either that particular transaction or the
overall responsibilities which Subadviser
and its Affiliates or affiliated persons have
in respect to accounts over which they
exercise investment discretion.  The
Trustees shall periodically review the
commissions paid by the Fund to determine
if the commissions paid over representative
periods were reasonable in relation to the
benefits to the Fund, and Subadviser shall
provide any information requested by the
Trustees for purposes of such review.
(c)	To the extent permitted by applicable
laws and regulations,  Subadviser may
aggregate securities to be so purchased or
sold on behalf of the Fund in order to obtain
the most favorable price or lower brokerage
commissions and the most efficient
execution. In such event, allocation of
securities so purchased or sold, as well as
the expenses incurred in the transaction, will
be made by Subadviser in the manner it
considers to be the most equitable and
consistent with its fiduciary obligation to the
Fund and to such other clients.
(d)	Adviser acknowledges that the
guidelines, percentage limitations  and
restrictions (if any) in the Registration
Statement apply at the time of purchase only
(except as otherwise required by applicable law, rules and regulations under the 1940
Act), and failure to comply with any specific guideline, percentage limitation or restriction contained therein because of events outside of Subadviser's control (such as, but not limited to, market fluctuation, changes in the capital structure of any company included in the Fund's portfolio, ratings agency or credit ratings changes or Fund share repurchases) will not be deemed a breach of the Registration Statement or this Agreement.

(e) 	Subadviser may act and/or rely upon
any written advice, certificate, notice, instruction, request or other paper or document received from Adviser that it, in good faith, believes to be genuine and to have been signed or presented by an authorized person or other proper party or parties, and may assume that any person purporting to give such advice or other paper or document has been duly authorized to do so unless contrary instructions have been delivered to Subadviser by the Fund or the Adviser. Any notice or instruction required to be in writing under this section may be provided via electronic mail at an address supplied by Subadviser.

SECTION 2.2.	ACKNOWLEDGEMENTS
AND CONSENTS
	Each of the parties hereby acknowledges
and consents to the following:

(a)	The services of Subadviser under
this Agreement are not to be deemed
exclusive and Subadviser shall be free to render similar services to others. Subadviser shall not be deemed to have notice of, or to be under any duty to disclose to the Fund, any fact or thing which may come to the notice of Subadviser or any member or representative of Subadviser in the course of Subadviser rendering similar services to others or in the course of its business in any capacity or in any manner whatsoever otherwise than in the course of carrying out its duties hereunder.

(b)	 Adviser has received a copy of Part
2 of Subadviser's Form ADV and confirms
having read and understood the disclosures contained therein, including without limitation the sections setting forth the various procedures, understandings and conflicts of interest relating to the Fund and Subadviser's relationship with its affiliates, and Adviser agrees that Subadviser's services hereunder shall be subject to such procedures and understandings and conflicts of interest.

(c)	Adviser understands the investment
strategy intended to be followed in respect of the Fund pursuant to Section 1.2(a) above and hereby consents thereto and understands that Subadviser makes no representation as to the success of any investment strategy or security that may be recommended or undertaken by Subadviser with respect to the Fund.

SECTION 2.3.	ADMINISTRATIVE AND
OTHER SERVICES.
(a)	Subadviser will, at its expense,
furnish (i) all necessary investment and
management facilities, including salaries,
draws or profit allocations of its personnel
required for it to execute its duties faithfully,
and (ii) administrative facilities, including
bookkeeping, clerical personnel and
equipment necessary for the performance of
its investment management services
hereunder (excluding determination of net
asset values and shareholder recordkeeping
services).
(b)	Subadviser will maintain all
accounts, books and records with respect to
the Fund as are required of an investment
adviser of a registered investment company
pursuant to the 1940 Act and the rules
thereunder.  Subadviser agrees that such
records are the property of the Fund, and
such records will be surrendered to the Fund
or Adviser or their designee promptly upon
request, provided that Subadviser may
maintain copies of all such records.  Adviser
shall be granted reasonable access to the
records and documents in Subadviser's
possession relating to the Fund at all times.
(c)	Subadviser shall provide such
information as is reasonably necessary to
enable Adviser to prepare and update the
Registration Statement (and any supplement
thereto) and the Fund's financial statements.
Subadviser understands that the Fund and
Adviser will rely on such information in the
preparation of the Registration Statement
and the Fund's financial statements, and
hereby covenants that any such information
approved by Subadviser expressly for use in
such registration and/or financial statements
shall be true and complete in all material
respects.  Notwithstanding the foregoing,
Adviser acknowledges and agrees that
Subadviser is not responsible or liable for
the information contained in the Registration
Statement or the financial statements of the
Fund except for information specifically
relating to Subadviser or other information
provided or approved by it.
SECTION 3.	COMPLIANCE;
CONFIDENTIALITY
SECTION 3.1.	COMPLIANCE.
(a)	Subadviser will comply with (i) all
applicable U.S. state and federal laws and
regulations, and any applicable FCA Rules
relevant to the performance of Subadviser's
duties hereunder, (ii) the investment
objective, policies and limitations, as
provided in the Fund's Registration
Statement and other governing documents,
as provided to Subadviser, and (iii) such
instructions, policies and limitations relating
to the Fund as the Trustees or Adviser may
from time-to-time adopt and communicate
in writing to Subadviser.
(b)	Subadviser will adopt a written code
of ethics complying with the requirements of
Rule 17j-1 under the 1940 Act and will
provide the Fund with a copy of such code
of ethics, evidence of its adoption and copies
of any supplemental policies and procedures
implemented to ensure compliance
therewith.
(c)	Subadviser will promptly notify
Adviser of any material violation of the
laws, regulations, objectives, policies,
limitations or instructions identified in
paragraph (a) of this section or of its code of
ethics with respect to the Fund.
(d)	As required by Rule 206(4)-7 under
the Investment Advisers Act of 1940, as
amended (the "Advisers Act"), Subadviser
has adopted written policies and procedures
reasonably designed to prevent violation by
it, or any of its supervised persons, of the
Advisers Act and the rules under the
Advisers Act and all other laws and
regulations relevant to the performance of its
duties under this Agreement.  Subadviser
has designated a chief compliance officer
responsible for administering these
compliance policies and procedures.  The
chief compliance officer at Subadviser's
expense shall provide such written
compliance reports relating to the operations
and compliance procedures of Subadviser to
Adviser and/or the Fund and their respective
chief compliance officers as may be required
by law or regulation or as are otherwise
reasonably requested. Moreover, Subadviser
agrees to use such other or additional
compliance techniques as Adviser or the
Board may reasonably adopt or approve,
including written compliance procedures.
SECTION 3.2.	CONFIDENTIALITY.
(a)	Subject to Section 3.2(b), the parties
to this Agreement agree that each shall treat
as confidential all information provided by a
party to the others regarding such party's
business and operations.  All confidential
information provided by a party hereto shall
be used by any other parties hereto solely for
the purposes of rendering services pursuant
to this Agreement and, except as may be
required in carrying out the terms of this
Agreement, shall not be disclosed to any
third party without the prior consent of such
providing party.  The foregoing shall not be
applicable to any information that is publicly
available when provided or which thereafter
becomes publicly available other than in
contravention of this Section 3.2 or which is
required to be disclosed by any law or
regulatory authority in the lawful and
appropriate exercise of its jurisdiction over a
party, any auditor, accountant or lawyer of
the parties hereto, by judicial or
administrative process or otherwise by
applicable law or regulation.
(b)	Nothing in this Agreement is
intended to limit or restrict Adviser or its
affiliated persons from, or require written
consent before, generally describing or
discussing (whether orally or in writing), in
the ordinary course of its business,
(i) Adviser's business relationship with
Subadviser or the operation of such
relationship or (ii) the attributes,
characteristics, management and other
information regarding Adviser and
Subadviser, with clients or prospective
clients (including the Board, shareholders
and prospective shareholders of the Fund,
financial intermediaries who distribute, or
propose to distribute, the Fund, and rating
services that rate or rank, or propose to rate
or rank, the Fund) or the Fund in connection
with the acquisition or disposal of
investments and assets.
SECTION 3.3.	DISCLOSURE ABOUT
SUBADVISER
 	Subadviser has reviewed the most recent
Amendment to the Registration Statement that
contains disclosure about Subadviser, and
represents and warrants that, with respect only to
the disclosure expressly concerning Subadviser, its
business, operations, members or employees, such
Registration Statement contains, as of the date
hereof, no untrue statement of any material fact and
does not omit any statement of a material fact which
would be required to be stated therein or necessary
to make the statements contained therein, in light of
the circumstances under which they were made, not
misleading.  Subadviser further represents and
warrants that it is a duly registered investment
adviser under the Advisers Act and will maintain
such registration so long as this Agreement remains
in effect.  Adviser hereby acknowledges that it has
received a copy of the Subadviser's Form ADV,
Part 2 prior to entering into this Agreement.
SECTION 4.	LIABILITY OF SUBADVISER
	Notwithstanding anything herein to the
contrary, neither Subadviser, nor any of its partners,
members or employees, shall be liable to Adviser or
the Fund for any loss resulting from Subadviser's
acts or omissions as Subadviser to the Fund under
this Agreement, except to the extent any such losses
result from bad faith, willful misfeasance, reckless
disregard or gross negligence on the part of
Subadviser or any of its members or employees in
the performance of Subadviser's duties and
obligations under this Agreement.
SECTION 5.	REGULATION
	Subadviser shall submit to all regulatory and
administrative bodies having jurisdiction over the
services provided pursuant to this Agreement any
information, reports or other material which any
such body by reason of this Agreement may
reasonably request or require pursuant to applicable
laws and regulations.
SECTION 6.	DURATION AND
TERMINATION OF AGREEMENT
SECTION 6.1.	EFFECTIVE DATE;
DURATION; CONTINUANCE.
(a)	Subject to prior termination pursuant
to Section 6.2 below, this Agreement shall
begin as of the date of its execution and
shall continue in effect for a period of two
years from the date hereof and indefinitely
thereafter, but only so long as the
continuance after such date shall be
specifically approved at least annually by
vote of the Trustees or by a vote of a
majority of the outstanding voting securities
of the Fund, provided that in either event
such continuance shall also be approved by
the vote of a majority of the Trustees who
are not "interested persons" of any party to
this Agreement cast in person at a meeting
called for the purpose of voting on such
approval.
SECTION 6.2.	TERMINATION AND
ASSIGNMENT.
(a)	This Agreement may be terminated
at any time, upon sixty days' written notice,
without the payment of any penalty, (i) by
the Trustees, (ii) by the vote of a majority of
the outstanding voting securities of the
Fund; or (iii) by Adviser.
(b)	This Agreement may be terminated:
(i) by Subadviser upon sixty days written
notice to the Fund and Adviser if there is a
material breach of this Agreement by
Adviser, or (ii) by Adviser upon sixty (60)
days' written notice to the Fund and
Subadviser if there is a material breach of
this Agreement by Subadviser; provided
that, in the case of either clause (i) or (ii)
immediately above being operative, such
breach remains uncured for a period of 30
days after the breaching party receives
written notice of such breach from the non-
breaching party.
(c)	This Agreement will terminate
automatically, without the payment of any
penalty, (i) in the event of its assignment or
(ii) in the event the Advisory Contract is
terminated for any reason.
(d)	Termination of the appointment of
Subadviser shall be without prejudice to any
antecedent liability of any party hereunder
(including, without limitation, any right to
indemnity hereunder) and without prejudice
to any provision deemed or intended to
survive the termination of this Agreement
including without limitation Sections 2.3(b),
3 and 8.9.
(e)	Termination will not in any event
affect accrued rights (including without limitation any right to receive fees, costs or other expenses pursuant to the Agreement) or existing commitments, or contractual provisions intended to survive termination, and will be without penalty or other additional payment, save that the Fund will pay any additional expenses necessarily incurred by Subadviser in terminating this Agreement, and any losses necessarily realized in concluding outstanding transactions. Sections 4 and 8.7 will also survive termination of this Agreement.

SECTION 6.3.	DEFINITIONS.
	The terms "registered investment
company," "vote of a majority of the outstanding
voting securities," "assignment," and "interested
persons," when used herein, shall have the
respective meanings specified in the 1940 Act as
now in effect or as hereafter amended, and subject
to such orders or no-action letters as may be granted
by the Commission.
SECTION 7.	REPRESENTATIONS,
WARRANTIES AND COVENANTS
SECTION 7.1.	REPRESENTATIONS OF
ADVISER.
 	Adviser represents, warrants and agrees that:
(a)	Adviser is a statutory trust duly
established, validly existing and in good
standing under the laws of the State of
Delaware, and is duly qualified to do
business and is in good standing under the
laws of each jurisdiction where the failure to
so qualify would have a material adverse
effect on its business;
(b)	Adviser is duly registered as an
"investment adviser" under the Advisers
Act;
(c)	Adviser has been duly appointed by
the Trustees and shareholders of the Fund to
provide investment services to the Fund as
contemplated by the Advisory Contract and
is authorized to delegate any and all of its
duties and obligations thereunder;
(d)	the execution, delivery and
performance of this Agreement are within
Adviser's powers, have been and remain
duly authorized by all necessary corporate
action and will not violate or constitute a
default under any applicable law or
regulation or of any decree, order, judgment,
agreement or instrument binding on Adviser
or under Adviser's declaration of trust;
(e)	no consent of any applicable
governmental authority or body is necessary
for Adviser to enter into this Agreement,
except for such consents as have been
obtained and are in full force and effect, and
all conditions of which have been duly
complied with;
(f)	Adviser will promptly notify
Subadviser in writing of the occurrence of
any event which is likely to have a material
impact on the performance of its obligations
pursuant to this Agreement, including
without limitation the existence of any
pending or threatened audit, investigation,
complaint, examination or other inquiry
(other than routine regulatory examinations
or inspections) relating to Adviser or the
Fund conducted by any state or federal
governmental regulatory authority; and
(g)	this Agreement constitutes a legal,
valid and binding obligation enforceable
against Adviser.
SECTION 7.2.	REPRESENTATIONS OF
SUBADVISER.
	Subadviser represents, warrants and agrees
that:
(a)	Subadviser is a limited liability
partnership duly established, validly existing
and in good standing under the laws of
England and Wales , and is duly qualified to
do business and is in good standing under
the laws of each jurisdiction where the
failure to so qualify would have a material
adverse effect on its business;
(b)	Subadviser is duly registered as an
"investment adviser" under the Advisers
Act;
(c)	the execution, delivery and
performance of this Agreement are within
Subadviser's powers, have been and remain
duly authorized by all necessary corporate
action and will not violate or constitute a
default under any applicable law or
regulation or of any decree, order, judgment,
agreement or instrument binding on
Subadviser or under Subadviser's limited
liability partnership agreement, as may be
amended from time to time;
(d)	no consent of any applicable
governmental authority or body is necessary
for Subadviser to enter into this Agreement,
except for such consents as have been
obtained and are in full force and effect, and
all conditions of which have been duly
complied with; and
(e)	this Agreement constitutes a legal,
valid and binding obligation enforceable
against Subadviser.
SECTION 7.3.	COVENANTS OF
SUBADVISER.
(a)	Subadviser will promptly notify the
Fund and Adviser in writing of the
occurrence of any event which is likely to
have a material impact on the performance
of its obligations pursuant to this
Agreement, including without limitation:
(i)	the occurrence of any event
which could disqualify Subadviser
from serving as an investment
adviser of a registered investment
company pursuant to Section 9(a) of
the 1940 Act or otherwise;
(ii)	any material change in
Subadviser's overall business
activities that may have a material
adverse effect on Subadviser's
ability to perform its obligations
under this Agreement;
(iii)	any event that would
constitute a change in control (as
interpreted under the 1940 Act) of
Subadviser; and
(iv)	the existence of any pending
or threatened audit, investigation,
complaint, examination or other
inquiry (other than routine regulatory
examinations or inspections) relating
to the Fund conducted by any state
or federal governmental regulatory
authority.
(b)	Subadviser agrees that it will
promptly supply Adviser with copies of any
material changes to any of the documents
provided by Subadviser pursuant to Section
3.1.
(c)	Subadviser has provided, and will
provide at least annually, the Trustees and
Adviser with any existing certificates of
insurance setting forth the amounts of its
fidelity bond or other insurance coverage (if
applicable), or as otherwise may be agreed
to by Adviser and Subadviser.
SECTION 8.	MISCELLANEOUS
PROVISIONS
SECTION 8.1.	SUBADVISER'S
RELATIONSHIP.
	Adviser and Subadviser are not partners or
joint venturers with each other and nothing in this
Agreement shall be construed so as to make them
partners or joint venturers or impose any liability as
such on either of them. Subadviser shall perform its
duties under this Agreement as an independent
contractor and not as an agent of the Fund, the
Trustees or Adviser except as provided for under
the limited power of attorney to be entered into
between the Fund and Subadviser in connection
with this Agreement.
SECTION 8.2.	AMENDMENTS.
	This Agreement may be modified by mutual
consent of Adviser, Subadviser and the Fund
subject to the provisions of Section 15 of the 1940
Act, as modified by or interpreted by any applicable
order or orders of the Commission or any rules or
regulations adopted by, or interpretive releases of,
the Commission.
SECTION 8.3.	ENTIRE AGREEMENT.
	This Agreement contains the entire
understanding and agreement of the parties with
respect to the subject hereof.
SECTION 8.4.	CAPTIONS.
	The headings in the sections of this
Agreement are inserted for convenience of
reference only and shall not constitute a part of the
Agreement.
SECTION 8.5.	NOTICES.
	All notices required to be given pursuant to
this Agreement shall be delivered or mailed to the
address set forth in this section of the Fund, Adviser
or Subadviser, as the case may be, in person or by
registered mail or a private mail or delivery service
providing the sender with notice of receipt.  Notice
shall be deemed given on the date delivered or
mailed in accordance with this Section 8.5.
Fund:	Federated Project and Trade
Finance Tender Fund
4000 Ericsson Drive
Warrendale, PA 15086-7561
Attention:	John W. McGonigle,
Secretary
Facsimile No.:	+1 412-288-7578
Adviser:	Federated Investment
Management Company
	Federated Investors Tower
1001 Liberty Avenue
	Pittsburgh, PA  15222-3779
Attention:	John B. Fisher
Facsimile No.:	+1 412-288-7578
Subadviser:	Federated Investors (UK)
LLP
	 		Nuffield House
      41-46 Piccadilly
      London, W1J 0DS
Attention:	Chief Compliance Officer
Facsimile No.:	+44 (0) 20 7292 8655
SECTION 8.6.	SEVERABILITY.
	Should any portion of this Agreement, for
any reason, be held to be void at law or in equity,
the Agreement shall be construed, insofar as is
possible, as if such portion had never been
contained herein.
SECTION 8.7.	GOVERNING LAW.
	The provisions of this Agreement shall be
construed and interpreted in accordance with the
laws of the Commonwealth of Pennsylvania
(without giving effect to the choice of law
provisions thereof), or any of the applicable
provisions of the 1940 Act.
SECTION 8.8.	LIMITATION OF
LIABILITY.
      A copy of the Certificate of Trust
establishing the Fund, dated June 30 , 2016, as
amended from time-to-time, together with all
amendments, is on file in the office of the Secretary
of the State of Delaware, and notice is hereby given
that this Agreement is not executed on behalf of any
of the Trustees as individuals and the shareholders,
the Trustees, the officers, the employees or any
agent of the Fund shall not be liable for the Fund's
obligations hereunder.  Adviser and Subadviser
agree to look solely to the assets of the Fund for the
payment of any claim against the Fund hereunder or
for the performance thereof.
SECTION 8.9.	FURTHER ASSURANCES.
	The parties agree (a) to furnish upon request
to each other such further information, (b) to
execute and deliver to each other such other
documents, and (c) to do such other acts and things,
all as the other party may reasonably request for the
purpose of carrying out the intent of this Agreement
and the documents referred to in this Agreement.  In
the event that this Agreement is terminated in
accordance with Section 6.2 above, Subadviser
agrees to make reasonable efforts to assist Adviser,
the Trust and the Fund in the transition to the
succeeding adviser or subadviser.  This Section 8.9
shall survive any termination of this Agreement.
SECTION 8.10.	COUNTERPARTS
	This Agreement may be executed in one or
more counterparts, each of which will be deemed to
be an original copy of this Agreement and all of
which, when taken together, will be deemed to
constitute one and the same agreement.
SECTION 8.11.	PORTFOLIO
TRANSACTIONS
      Subadviser agrees not to consult with any of
the entities listed in this Section 8.11 concerning
transactions for the Fund in securities or other
assets:
a)	other subadvisers to the Fund, if any,
as disclosed to Subadviser; and
b)	other subadvisers to a fund or
portfolio under common control with
the Fund, as disclosed to Subadviser.
[remainder of page intentionally left blank]

	IN WITNESS WHEREOF, the parties
hereto have caused this Agreement to be executed under seal by their duly authorized officers as of the date first mentioned above.

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APPENDIX A
	For all services rendered by Subadviser
hereunder, the Adviser shall pay to Subadviser and Subadviser agrees to accept as full compensation for all services rendered hereunder, an annual subadvisory fee in U.S. dollars equal to 0.39 % (39 basis points) of the portion managed by the Subadviser of the average daily net assets of the Fund.
	The fee payable to Subadviser shall be
accrued daily at the rate of 1/365th of the annual advisory fee applied to the average daily net assets of the Fund.
	The fee so accrued shall be paid to
Subadviser monthly in accordance with Section 1.4 of the Agreement.

LIMITED POWER OF ATTORNEY


	KNOW ALL MEN BY THESE
PRESENTS, dated as of October 17, 2016, that Federated Project and Trade Finance Tender Fund, a statutory trust organized under the laws of the State of Delaware (the "Fund"), does hereby nominate, constitute and appoint Federated
Investors (UK) LLP, a limited liability partnership duly organized under the laws of England & Wales
(the "Sub-Adviser"), to act hereunder as the true and lawful agent and attorney-in-fact of the Fund, for the specific purpose of executing and delivering all such agreements, instruments, contracts, assignments, bond powers, stock powers, transfer instructions, receipts, waivers, consents and other documents, and performing all such acts, as Sub-
Adviser may deem necessary or reasonably desirable, related to the acquisition, disposition and/or reinvestment of the funds and assets of the Fund in accordance with Sub-Adviser's supervision of the investment, sale and reinvestment of the funds and assets of each Fund pursuant to the authority granted to Sub-Adviser as sub- adviser of each Fund under that certain Subadvisory
Agreement dated October 17, 2016, by and between the Fund, Sub-Adviser and Federated Investment
Management Company (such subadvisory contract, as may be amended, supplemented or otherwise modified from time to time is hereinafter referred to as the "Subadvisory Contract").

	Sub-Adviser shall exercise or omit to
exercise the powers and authorities granted herein in each case as Sub-Adviser in its sole and absolute discretion deems desirable or appropriate under existing circumstances. The Fund hereby ratifies and confirms as good and effectual, at law or in equity, all that Sub-Adviser, and its officers and employees, may do by virtue hereof. However, despite the above provisions, nothing herein shall be construed as imposing a duty on Sub-Adviser to act or assume responsibility for any matters referred to above or other matters even though Sub-Adviser may have power or authority hereunder to do so.
Nothing in this Limited Power of Attorney shall be construed (i) to be an amendment or modifications of, or supplement to, the Subadvisory Contract, (ii) to amend, modify, limit or denigrate any duties, obligations or liabilities of Sub-Adviser under the terms of the Subadvisory Contract or (iii) exonerate, relieve or release Sub-Adviser from any losses, obligations, penalties, actions, judgments and suits and other costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Sub-Adviser (x) under the terms of the Subadvisory Contract or (y) at law, or in equity, for the performance of its duties as the investment adviser of the Fund.

	The Fund hereby agrees to indemnify and
save harmless Sub-Adviser and its partners, members, officers and employees (each of the foregoing an "Indemnified Party" and collectively the "Indemnified Parties") against and from any and all losses, obligations, penalties, actions, judgments and suits and other costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against an Indemnified Party, other than as a consequence of gross negligence or willful misconduct on the part of an Indemnified Party, arising out of or in connection with this Limited
Power of Attorney or any other agreement, instrument or document executed in connection with the exercise of the authority granted to Sub-
Adviser herein to act on behalf of the Fund, including without limitation the reasonable costs, expenses and disbursements in connection with defending such Indemnified Party against any claim or liability related to the exercise or performance of any of Sub-Adviser's powers or duties under this Limited Power of Attorney or any of the other agreements, instruments or documents executed in connection with the exercise of the authority granted to Sub-Adviser herein to act on behalf of the Fund, or the taking of any action under or in connection with any of the foregoing. The obligations of the Fund under this paragraph shall survive the termination of this Limited Power of Attorney with respect to actions taken by Sub-
Adviser on behalf of the Fund during the term of this Limited Power of Attorney.

	Any person, partnership, corporation or
other legal entity dealing with Sub-Adviser in its capacity as attorney-in-fact hereunder for the Fund is hereby expressly put on notice that Sub-Adviser is acting solely in the capacity as an agent of the Fund and that any such person, partnership, corporation or other legal entity must look solely to the Fund in question for enforcement of any claim against the Fund, as Sub-Adviser assumes no personal liability whatsoever for obligations of the Fund entered into by Sub-Adviser in its capacity as attorney-in-fact for the Fund.

	Each person, partnership, corporation or other legal entity which deals with the Fund through Sub-Adviser in its capacity as agent and attorney-in-fact of the Fund, is hereby expressly put on notice that all persons or entities dealing with the Fund must look solely to the assets of the Fund for enforcement of any claim against the Fund, as the Trustees, officers and/or agents of the Fund and the shareholders of the various classes of shares of the Fund assume no personal liability whatsoever for obligations entered into on behalf of the Fund.

	Liability for or recourse under or upon any undertaking of Sub-Adviser pursuant to the power or authority granted to Sub-Adviser under this Limited Power of Attorney under any rule of law, statute or constitution or by the enforcement of any assessment or penalty or by legal or equitable proceedings or otherwise shall be limited only to the assets of the Fund.

	The Fund hereby agrees that no person,
partnership, corporation or other legal entity dealing with Sub-Adviser shall be bound to inquire into Sub-Adviser's power and authority hereunder and any such person, partnership, corporation or other legal entity shall be fully protected in relying on such power or authority unless such person, partnership, corporation or other legal entity has received prior written notice from the Fund that this Limited Power of Attorney has been revoked. This
Limited Power of Attorney shall be revoked and terminated automatically upon the cancellation or termination of the Subadvisory Contract. Except as provided in the immediately preceding sentence, the powers and authorities herein granted may be revoked or terminated by the Fund at any time provided that no such revocation or termination shall be effective until Sub-Adviser has received actual notice of such revocation or termination in writing from the Fund.

	This Limited Power of Attorney constitutes the entire agreement between the Fund and Sub-
Adviser, may be changed only by a writing signed by both of them, and shall bind and benefit their respective successors and assigns; provided, however, Sub-Adviser shall have no power or authority hereunder to appoint a successor or substitute attorney in fact for the Fund.

	This Limited Power of Attorney shall be
governed and construed in accordance with the laws of the Commonwealth of Pennsylvania without reference to principles of conflicts of laws. If any provision hereof, or any power or authority conferred upon Sub-Adviser herein, would be invalid or unexercisable under applicable law, then such provision, power or authority shall be deemed modified to the extent necessary to render it valid or exercisable while most nearly preserving its original intent, and no provision hereof, or power or authority conferred upon Sub-Adviser herein, shall be affected by the invalidity or the non-exercisability of another provision hereof, or of another power or authority conferred herein.

	This Limited Power of Attorney may be
executed in as many identical counterparts as may be convenient and by the different parties hereto on separate counterparts. This Limited Power of Attorney shall become binding on the Fund when the Fund shall have executed at least one counterpart and Sub-Adviser shall have accepted its appointment by executing this Limited Power of Attorney. Immediately after the execution of a counterpart original of this Limited Power of Attorney and solely for the convenience of the parties hereto, the Fund and Sub-Adviser will execute sufficient counterparts so that Sub-Adviser shall have a counterpart executed by it and the Fund, and the Fund shall have a counterpart executed by the Fund and Sub-Adviser. Each counterpart shall be deemed an original and all such taken together shall constitute but one and the same instrument, and it shall not be necessary in making proof of this Limited Power of Attorney to produce or account for more than one such counterpart.

	IN WITNESS WHEREOF, the Fund has
caused this Limited Power of Attorney to be executed by its duly authorized officer as of the date first written above.

FE
DE
RA
TE
D
PR
OJ
EC
T
AN
D
TR
AD
E
FI
NA
NC
E
TE
ND
ER
FU
ND


By:
/s/
Joh
n
W.
Mc
Go
nig
le

Name:  John W. McGonigle

Title:    Executive Vice President






Accepted and agreed to this
17th day of October, 2016

FEDERATED INVESTORS (UK) LLP


By:      /s/ Gregory P. Dulski
Name:  Gregory P. Dulski
Title:    Vice-President





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